Exhibit 99.1

PAVmed Provides Business Update and Third Quarter 2024 Financial Results

Lucid reports record quarterly EsoGuard® revenue and completes clinical evidence package for imminent submission to formally seek Medicare coverage

Veris Health completes pilot program with The Ohio State’s James Cancer Hospital and continues pursuit of financing to relaunch development of implantable monitor

Ongoing initiatives position PAVmed to preserve Nasdaq listing

Conference call and webcast to be held today, November 14th at 8:30 AM EST

NEW YORK, November 14, 2024 - PAVmed Inc. (NASDAQ: PAVM, PAVMZ) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and presented financial results for the Company for the three months ended September 30, 2024.

Conference Call and Webcast

The webcast will take place on Thursday, November 14, 2024, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“During the third quarter and in recent weeks, we have taken important transformational steps to solidify and stabilize PAVmed as a sustainable and diversified commercial life sciences company with multiple independently-financed subsidiaries, consistent with the updated business strategy we laid out earlier this year,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “We have completed the deconsolidation and are in the final stages of a debt restructuring necessary for us to regain compliance with the Nasdaq listing requirements. Lucid continues to make significant strides, both commercially and clinically, and is now ready to submit its complete clinical evidence package to formally seek Medicare coverage of EsoGuard. Our other subsidiaries, Veris Health and the PMX incubator, also continue to execute their strategic plans. In light of these developments, I am optimistic about what the future holds for PAVmed and its subsidiaries.”

Highlights from the third quarter and recent weeks:

●	Lucid reported that 3Q24 EsoGuard® Esophageal DNA Test revenue was $1.2M, which represents a single-quarter record and 20 percent increase sequentially from 2Q24.

●	Lucid performed 2,787 commercial EsoGuard tests in 3Q24. Additionally, in October the lab performed a single-month record of more than 1,400 tests, contributing to the largest three-month total in the Company’s history.

●	Lucid’s ESOGUARD BE-1 clinical validation study accepted for peer-reviewed publication completing the clinical evidence package for submission to formally seek Medicare coverage of EsoGuard.

●	Lucid is now leveraging this clinical evidence to expand its direct contracting initiative with multiple programs focused on driving near-term revenue growth, including a shift to fully-contracted #CYFT Precancer Testing Events, broadening employer markets activity, and a new foray into the concierge medicine sector.

●	Veris completed pilot program with The Ohio State’s James Cancer Hospital and is now in active discussions on long-term commercial and strategic partnerships.

●	Veris awarded a $1.8 million National Institutes of Health (NIH) grant to further optimize Veris Cancer Care Platform in partnership with an academic cancer center.

●	Veris continuing to pursue financing to relaunch the development of its implantable monitor.

●	As part of PAVmed’s efforts to regain compliance with the Nasdaq listing standards by increasing its stockholders’ equity above the minimum required, the Company completed the deconsolidation of Lucid from its balance sheet on September 10, and reached an agreement in principle with its convertible debt holder (the structure of which was presented to the Nasdaq hearing panel) regarding the terms on which $25 million of PAVmed’s convertible debt would be exchanged into preferred equity of an equivalent value. Nasdaq has granted PAVmed until January 31, 2025 to regain compliance through this exchange transaction, which remains subject to the Company’s accounting advisors completing their analysis of the transaction structure and stockholder approval.

Financial Results:

●	For the three months ended September 30, 2024, EsoGuard related revenues were $1.0 million, net of the deconsolidation. Operating expenses were approximately $12.6 million which include stock-based compensation expenses of $1.9 million. GAAP net income attributable to common stockholders was approximately $64.3 million, or $1.44 per common share on a diluted basis.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $5.4 million or $(0.54) per common share.

●	PAVmed had cash and cash equivalents of $0.8 million as of September 30, 2024, compared to $19.6 million as of December 31, 2023.

●	PAVmed’s Equity method investment (Lucid Diagnostics) fair value at September 30, 2024 was $25.5 Million. In accordance with GAAP, the comparable periods before deconsolidation of Lucid are not reflected on PAVmed’s balance sheets prior to September 10, 2024.

●	The unaudited financial results for the three months ended September 30, 2024 were filed with the SEC on Form 10-Q on November 13, 2024, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and nine months ended September 30, 2024 and 2023 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
(in thousands except per-share amounts)
Revenue	$996	$791	$2,985	$1,403
Operating expenses	12,574	16,319	42,285	53,815
Other (Income) Expense	(72,289)	6,222	(66,585)	9,443
Net (Income) Loss	(60,711)	21,750	(27,285)	61,855

Net income (loss) attributable to common stockholders	64,316	(17,748)	30,620	(50,365)
Preferred Stock dividends and deemed dividends	83	77	7,740	226
Net income (loss) as reported	64,399	(17,671)	38,360	(50,139)
Adjustments:
Depreciation and amortization expense[1]	238	733	1,129	2,207
Interest expense, net[2]	(58)	35	(214)	162
NCI ownership share of Interest and Depreciation adjustments	(43)	(213)	(229)	(627)
EBITDA	64,536	(17,116)	39,046	(48,397)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,931	2,245	5,716	9,171
ResearchDx acquisition/settlement paid in stock[1]	—	—	—	713
Operating expenses issued in stock[1]	285	625	448	625
Gain on deconsolidation of subsidiary	(72,287)	—	(72,287)	—
Change in FV equity method investments	(407)	—	(407)	—
Change in FV convertible debt[2]	(240)	4,392	2,488	5,772
Offering costs convertible debt[2]	—	—	—	1,186
Loss on debt extinguishment[2]	1,403	1,764	2,535	3,032
Debt modification expense	—	—	2,000	—
Other non-cash charges	—	—	—	—
NCI ownership share of non-GAAP adjustments	(660)	(1,453)	(1,262)	(3,645)
Non-GAAP adjusted (loss)	$(5,439)	$(9,543)	$(21,723)	$(31,543)
Non-GAAP shares outstanding, basic and diluted	10,005	7,463	9,287	6,968
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.54)	$(1.28)	$(2.34)	$(4.53)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023

Cost of revenue	$1,381	$1,779	$4,792	$4,809
Stock-based compensation expense[3]	(32)	(32)	(112)	(86)
Net cost of revenue	1,349	1,747	4,680	4,723

Amortization of acquired intangible assets	82	505	559	1,516

Sales and marketing	2,920	4,016	11,472	12,893
Stock-based compensation expense[3]	(292)	(403)	(1,082)	(1,302)
Net sales and marketing	2,628	3,613	10,390	11,591

General and administrative	6,649	6,858	20,337	23,916
Depreciation expense	(156)	(228)	(570)	(691)
ResearchDx acquisition/settlement paid in stock	—	—	—	(713)
Operating expenses issued in stock	(285)	(625)	(448)	(625)
Stock-based compensation expense[3]	(1,426)	(1,499)	(3,717)	(6,761)
Net general and administrative	4,782	4,506	15,602	15,126

Research and development	1,542	3,161	5,125	10,681
Stock-based compensation expense[3]	(181)	(311)	(805)	(1,022)
Net research and development	1,361	2,850	4,320	9,659

Total operating expenses	12,574	16,319	42,285	53,815
Depreciation and amortization expense	(238)	(733)	(1,129)	(2,207)
ResearchDx acquisition/settlement paid in stock	—	—	—	(713)
Operating expenses issued in stock	(285)	(625)	(448)	(625)
Stock-based compensation expense[3]	(1,931)	(2,245)	(5,716)	(9,171)
Net operating expenses	$10,120	$12,716	$34,992	$41,099

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com